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Exhibit No. 3
Form 10-SB
Transform Pack International, Inc.

MEMORANDUM OF AGREEMENT made this 5 day of October, 1999;

BY AND BETWEEN:

                         TRANSFORM PACK INC., a corporation
incorporated under                      the laws of the Province
of New Brunswick (hereinafter
referred to as the "Licensor")

                                             OF THE FIRST PART,

                                        -and-

                         COMPASS ROSE LTD., a corporation
incorporated under                           the laws of the
Province of Alberta (hereinafter referred to as the "Licensee")

                                             OF THE SECOND PART

                LICENSE AND DISTRIBUTION AGREEMENT

WHEREAS:

A. The Licensor is engaged in the manufacture and distribution of seasoning sheets pursuant to a method and using materials set out in patent registration
2,135,416; and

B    The Licensor wishes to grant and the Licensee wishes to
obtain an exclusive right and license to manufacture and/or distribute the seasoning sheets within the hereinafter defined Territory in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

1.   Definitions

     In this Agreement the following words shall have the following meanings:

     (a)  "Adhesive" means the soluble adhesive mixture used to
attach curing or marinating        agents to the seasoning sheets;

     (b)  "Patent" means Canadian patent registration #2,135,416
for a Method and Material          For Extending Shelf-Life of
Fresh Foods issued 1992/02/10;

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     (c)  "Product" means seasoning sheets, containing spices and other curing and
          marinating agents, to be used in the restaurant, institutional or industrial, and distribution agencies;

     (d) "Retail Product" means the Product packaged for the retail market for retail consumption;

     (e) "Territory" means the provinces of British Columbia, Alberta, Saskatchewan and
          Manitoba;

2.   Grant of License

     The Licensor hereby grants to the Licensee the exclusive license to manufacture, market, sell and distribute the Product in the Territory for and during the term of five (5) years (the "Term") subject to the option to renew as set out in Clause 3 hereof. The Term to commence on the 5 day of October, 1999.

Without restricting the generality of the foregoing the Licensee shall have the right to:

     (a) purchase Product from the Licensor for resale as hereinafter set forth;

     (b) manufacture the Product within the Territory after purchasing Adhesive from the
          Licensor including royalty fees;

     (c) apply Product to food products for sale to food retailers within the Territory;

     (d) sell Product to food producers, distributors and retailers within the Territory for the purpose of wrapping food in Product for distribution and sale within or outside the
          Territory.

     The Licensor has the right to contract the manufacturing of Product out to the Licensee; however, the Licensor shall not manufacture, market, sell or distribute Product or Adhesive in the Territory and shall not license any third party in the Territory to manufacture, market, sell or distribute Product or Adhesive in the Territory; provided however that sale to a food retailer or wholesaler outside the Territory which in turn distributes food wrapped in Product for sale in the Territory shall not be deemed to be in contravention of this Agreement where such food is first wrapped in the Product outside of the Territory. The foregoing does not restrict the right of the Licensor to sell and of Maple Leaf Foods and their subsidiary plants to purchase Product for use within the Territory.

     The License does not include the sale by the Licensee of the Retail Product.

3.   Option to Renew

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     The Licensor grants the Licensee an option to renew this
Agreement for two further terms of five (5) years. The Option will be deemed to have been exercised for each consecutive term unless one of the parties gives written notice to the other party to the contrary at least ninety (90) days prior to the end of the current Term or renewal Term.

4.   Assignment

     The Licensee may assign his rights or obligations under this Agreement subject to the prior written consent of the Licensor.
The Licensor can assign his rights and obligations under this Agreement at any time.

5.   Sale of Product

     (a) Through the Term, the Licensor agrees to sell to the Licensee Product as per the price list annexed hereto as Schedule
"A" and subject to change upon ninety (90) days written notice.

     (b) Unless the Licensor gives prior written approval of a price change or notifies
Licensee of a change in the price list, the Licensee agrees to sell the Product as per the price list annexed hereto as Schedule
"A" and subject to the terms set out in clause 2 hereof

6.   Patent

     (a) The Licensor represents and warrants that:

          (i) The Licensor is the sole and exclusive owner of the Patent and has the power and authority to enter into this Agreement;

          (ii) The Patent is duly registered and in good standing in the Canadian
               Intellectual Property Office and the Licensor is not aware of any infringements thereof; and

          (iii)     The Licensor has not granted any right or
license to any third party to use the             Patent within
the Territory and the entering into of this Agreement will not conflict with or result in a breach or a default of any agreement
to which the             Licensor is bound.

     (b) The Licensor covenants with the Licensee that the Licensor shall do all things and pay all fees and charges necessary to maintain the
validity of registration of the              Patent in the
Canadian Intellectual Property Office throughout the term of the Patent.

     (c) The Licensee covenants with the Licensor that it will not during the subsistence of this license raise or cause to be raised any questions concerning or objection to the validity of any claim in the Patent on any grounds whatsoever.

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7.   Infringement

     If either party shall have knowledge that the rights under the Patent are being infringed, such knowledge shall be promptly transmitted to the other party and the Licensor shall have the exclusive right to enter suit to prevent infringement or further infringement and to prosecute the suit and for that purpose the Licensor may, with the consent of the Licensee, add the Licensee as a party to any suit and the Licensee covenants with the Licensor to cooperate with the Licensor in the prosecution of any infringement commenced by the Licensor. The Licensor shall diligently pursue any infringement of its Patent in the Territory.

8.   Notice

     All notices and communications shall be directed as follows:

     (a) To the Licensor:     Transform Pack Inc.
                    P. 0. Box 1354
                    Moncton, NB
                    EIC 8T6
     (b) To the Licensee:     Compass Rose Ltd.
                    #101, 1 7865 -106A Avenue
                    Edmonton, AB
                    T5S IV8

9.   Indemnities

     The Licensee shall comply with all laws within the Territory applicable to the manufacture and/or distribution of the Product in the Territory and agrees to and does hereby indemnify and save harmless the Licensor from any damages it might incur as a result of the Licensee not complying with such applicable laws. Furthermore, the Licensee shall not make any representations or warranties regarding the Product other than as set out in the marketing material provided by the Licensor to the Licensee, and the Licensee agrees to and does hereby indemnify and save harmless the Licensor from any and all damages incurred by the Licensor which result from any representations or warranties made by the Licensee which are not set out in the marketing material provided by the Licensor to the Licensee.

10.  Marketing Material

     The Licensor shall provide the Licensee with printed marketing material respecting the Product at the Licensor's direct cost from time to time to produce or otherwise procure the same plus F.O.B. Moncton, and the Licensee shall keep a sufficient supply of marketing material to enable it to properly market and sell the Product in the Territory.

11.  Technical Assistance

     The Licensor agrees to provide the Licensee with the technical services of its marketing team as requested by the Licensee. The Licensee shall be responsible for all expenses incurred by

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the marketing team, such as airfare, ground transportation and accommodations, during any required attendance of the marketing team or technical support staff in the Territory.

12.  Relationship

     This is a contractual agreement between separate legal entities and neither party is the agent or partner of the other for any purpose whatsoever.

13.  Performance Levels

     Minimum performance levels to be achieved by the Licensee for the initial Term are to be set within six (6) months of the date of this Agreement as mutually agreed by the parties.

14.  Entire Agreement

     This Agreement embodies the entire agreement of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties related to the subject matter of this Agreement.

15.  Governing Law

     Any dispute or disagreement arising out of or relating to this Agreement or any breach hereunder shall be referred to arbitration in accordance with the laws of the Province of New Brunswick, Canada, and any arbitration decision shall be final and binding upon the parties and the award made by the arbitrator may, be filed in any Court of competent jurisdiction and execution issued thereon.

     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

TRANSFORM PACK INC.

Per: /s/Vic Chaitman

COMPASS ROSE LTD.

per: /s/ R.

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Appendix "A"                                 transformpack

       Flavour           Contractual Cost      Suggested Selling
                            Per sq. in.        Price per sq.in.
Customer's own                0.0025                0.0029
B.B.Q.                        0.0054                0.0058
B.B.Q. w/ tenderizer          0.0057                0.0061
Cajun                         0.0039                0.0040
Fajita                        0.0047                0.0049
French Onion                  0.0043                0.0045
Grapefruit Pineapple          0.0054                0.0058
Gravad Lax                    0.0043                0.0045
Hans Steak                    0.0039                0.0040
Hans Steak w/                 0.0043                0.0045
tenderizer
Lemon Pepper                  0.0047                0.0049
Mtl Coarse 1/2 Salt             0.0044                0.0046
Mtl Coarse 1/2 Salt w/          0.0047                0.0049
tenderizer
Pork Chop                     0.0043                0.0045
Smoke                         0.0032                0.0032
Smoke 450                     0.0033                0.0033
Souvalaki                     0.0047                0.0049
Teriyaki                      0.0039                0.0040
White Wine Lemon              0.0043                0.0045

All prices are quoted FOR Moncton, in Canadian dollars.

In, order to protect the viability of the Transform Pack Flavour
Transfer System, the selling price can not exceed the Suggested
Selling Price without prior approval of Transform Pack Inc.

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